                                                                    Exhibit 4.10



                              SEVENTH AMENDMENT TO
                                CREDIT AGREEMENT



                                    between



                       GOODRICH PETROLEUM COMPANY, L.L.C.



                                      and



                                  COMPASS BANK



                                Effective as of
                               December 20, 1998
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                                    EXHIBIT A
                                    ---------

                           [FORM OF PROMISSORY NOTE]

$50,000,000  Houston, Texas                                    December 20, 1998

          FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker") promises to pay to the order of COMPASS BANK ("Payee"), at its banking quarters in Houston, Harris County, Texas, the sum of FIFTY MILLION DOLLARS ($50,000,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated August 16, 1995, as amended, by and between Maker and Payee (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

          Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

          This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. This Note evidences, in whole or in part, the renewal, extension, and rearrangement of the Indebtedness evidenced by the Existing Notes. Without being limited thereto or thereby, this Note is secured by the Security Instruments.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES,
ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

                                GOODRICH PETROLEUM COMPANY,
                                L.L.C.



                                By:
                                    Roland L. Frautschi
                                    Management Committee Member

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